Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Sections 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive and Financial Officers of GLOBAL BIOTECH CORP. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

(a)
The Quarterly Report on Form 10-Q of the Company for the period ended  February 29, 2009, filed on the date hereof  with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2009

/s/ Louis Greco

/s/ Perry Choiniere
Louis Greco
President
Principal Executive Officer

Perry Choiniere
Chief Financial Officer